                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNION DRILLING, INC.

         It is hereby certified that:

         1. The present name of the corporation (hereinafter, the "Corporation")
is Union Drilling, Inc., which is the name under which the Corporation was originally incorporated. The date of the filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is
September 23, 1997; thereafter, the Corporation was the survivor of a merger, for which a certificate of merger was filed on December 31, 1997; in addition, an amended and restated certificate of incorporation of the Corporation was filed on February 12, 1998 and on April 19, 2000.

         2. The amended and restated certificate of incorporation of the
Corporation is hereby further amended by (i) substituting in lieu of Articles
FOURTH, FIFTH, SIXTH, SEVENTH and EIGHTH, new Articles FOURTH, FIFTH, SIXTH,
SEVENTH and EIGHTH and (ii) adding new Articles NINTH, TENTH, ELEVENTH and
TWELFTH, which are set forth in the Amended and Restated Certificate of
Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the
Corporation as heretofore amended and/or supplemented and/or restated, and as herein further amended, are hereby restated and integrated into the single instrument that is hereinafter set forth, and that is entitled Amended and
Restated Certificate of Incorporation of Union Drilling, Inc. without any further amendment other than the amendments herein certified and without discrepancy between the provisions of the certificate of incorporation as heretofore amended, supplemented and restated and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of
the State of Delaware.

         5. The amended and restated certificate of incorporation of the
Corporation, as amended and restated herein, shall at the effective time of this
Amended and Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNION DRILLING, INC.

         FIRST: Name. The name of the corporation is Union Drilling, Inc. (the
"Corporation").

         SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street,
City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware as the same exists or may hereafter be amended
("Delaware Law").

         FOURTH: Authorized Capital. The aggregate number of shares that the
Corporation shall have authority to issue is 75,100,000 shares, which shall be divided into (a) 75,000,000 shares of common stock, par value of $.01 per share
(the "Common Stock"), and (b) 100,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

         A description of the different classes of capital stock of the
Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of capital stock are as follows:

                  A.       Subject to limitations prescribed by applicable law
                           and the provisions of this Article FOURTH, shares of
                           the Preferred Stock may be issued by the Board of
                           Directors of the Corporation with such voting powers,
                           full or limited or without voting powers, and in such
                           classes and series and with such designations,
                           powers, preferences and relative, participating,
                           optional or other special rights, and qualifications,
                           limitations or restrictions thereof, as shall be
                           stated and expressed in the resolution or resolutions
                           providing for the issue of such stock adopted by the
                           Board of Directors of the Corporation, which
                           resolutions shall be set forth in a Certificate of
                           Designation that shall be filed with the Secretary of
                           State of the State of Delaware pursuant to Delaware
                           Law.

                           The authority of the Board of Directors with respect
                           to each series shall include, but not be limited to,
                           determination of the following:

                           (i) the number of shares constituting that series and
                           the distinctive designation of that series; (ii) the
                           dividend rate on the shares of that series, whether
                           dividends shall be cumulative, and, if so, from which
                           date or dates, and the relative rights of priority,
                           if any, of payment of dividends on shares of that
                           series; (iii) whether that series shall have voting
                           rights, in addition to the voting rights provided by
                           law, and, if so, the terms of such voting rights;
                           (iv) whether that series shall have conversion or
                           exchange privileges, and, if so, the terms and
                           conditions of such conversion or exchange, including
                           provisions for adjustment of the conversion or
                           exchange rate in such events as the Board of
                           Directors shall determine; (v) whether or not the
                           shares of that series shall be redeemable, and, if
                           so, the terms and conditions of such redemption,
                           including the date or dates upon or after which they
                           shall be redeemable, and the amount per share payable
                           in case of redemption, which amount may vary under
                           different conditions and at different redemption
                           dates; (vi) whether that series shall have a sinking
                           fund for the redemption or purchase of shares of that
                           series, and, if so, the terms and amount of such
                           sinking fund; (vii) the rights of the shares of that
                           series in the event of voluntary or involuntary
                           liquidation, dissolution or winding up of the
                           Corporation, and the relative rights of priority, if
                           any, of payment of shares of that series; and (viii)
                           any other relative rights, preferences and
                           limitations of that series.

                  B.       A holder of shares of Common Stock of the Corporation
                           shall be entitled to one vote for each and every
                           share of Common Stock outstanding in his name at any
                           and all meetings of stockholders of the Corporation.

                  C.       There shall be set forth on the face or back of each
                           certificate for shares of capital stock of the
                           Corporation a statement that the Corporation will
                           furnish without charge to each stockholder who so
                           requests, the designations, powers, preferences and
                           relative, participating, optional or other special
                           rights of each class of capital stock or series
                           thereof and the qualifications, limitations or
                           restrictions of such preferences and/or rights.

         FIFTH: Management. The following provisions are inserted for the management of the business and for the conduct of the affairs of the
Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  A.       Election of directors need not be by ballot unless
                           the bylaws of the Corporation so provide.

                  B.       A majority of the total number of authorized
                           directors, whether or not there exist any vacancies
                           on the Board (a "Majority of the Entire Board"),
                           shall have the power, without the assent or vote of
                           the stockholders, to adopt, amend or repeal the
                           bylaws of the Corporation.

                  C.       Except as otherwise expressly prescribed by law, the
                           stockholders may not adopt, amend or repeal the
                           bylaws of the Corporation, except by the affirmative
                           vote of the holders of 66 2/3% or more of the voting
                           power of the then issued and outstanding shares of
                           capital stock of the Corporation entitled to vote for
                           the election of directors, considered as one class.

                  D.       The number of directors shall be fixed from time to
                           time by, or in the manner provided in, the bylaws of
                           the Corporation. No decrease in the number of
                           directors shall shorten the term of any incumbent
                           director.

                  E.       The directors of the Corporation shall be divided
                           into three classes: Class I, Class II and Class III.
                           Except as otherwise provided in this Amended and
                           Restated Certificate of Incorporation, the number of
                           directors in each class shall be as nearly equal in
                           number as possible. Each director in Class I shall be
                           elected to an initial term of one (1) year, each
                           director in Class II shall be elected to an initial
                           term of two (2) years and each director of Class III
                           shall be elected to an initial term of three (3)
                           years. Each director shall serve until the election
                           and qualification of his successor or his earlier
                           resignation, death or removal from office. Upon the
                           expiration of the initial term for each class of
                           directors, the directors of each class shall be
                           elected for a term of three (3) years.

                  F.       Any director or the entire board of directors may be
                           removed with or without cause by affirmative vote of
                           the holders of 66 2/3% or more of the voting power of
                           the then issued and outstanding shares of capital
                           stock of the Corporation entitled to vote for the
                           election of directors, considered as one class.

                  G.       A majority of the directors then in office, in their
                           sole discretion, and whether or not constituting a
                           quorum, may elect a replacement director to serve
                           during the unexpired term of any director previously
                           elected whose office is vacant as a result of death,
                           resignation, retirement, disqualification, removal or
                           otherwise, and may elect directors to fill any newly
                           created directorships created by the Board. Except as
                           otherwise expressly prescribed by law and subject to
                           the terms of any Preferred Stock, the stockholders
                           may not elect a replacement director to fill any
                           vacancy on the Board

                           caused by death, resignation, retirement,
                           disqualification, removal or otherwise, and may not
                           elect directors to fill any newly created
                           directorships created by the Board, unless a majority
                           of the directors then in office shall have authorized
                           the stockholders to fill any such vacancy. At any
                           election of directors by the Board of Directors to
                           fill any vacancy caused by an increase in the number
                           of directors, the terms of the office for which
                           candidates are nominated and elected shall be divided
                           as set forth in paragraph E of this Article FIFTH.

                  H.       Except as otherwise prescribed by law, special
                           meetings of the stockholders of the Corporation may
                           be called only pursuant to a resolution adopted by a
                           Majority of the Entire Board, provided however, that
                           a special meeting of the stockholders of the
                           Corporation shall be called for any purpose or
                           purposes at the written request of the holders of at
                           least 66 2/3% of the voting power of the then issued
                           and outstanding shares of capital stock of the
                           Corporation entitled to vote for the election of
                           directors, considered as one class, provided that
                           such written request shall state the purpose or
                           purposes of the proposed meeting.

         SIXTH: Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director' s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) under Section 174 of
Delaware Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article
SIXTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article SIXTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to Delaware Law.

         SEVENTH: Indemnification. The Corporation shall indemnify to the fullest extent permitted under Delaware Law any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the
Corporation or (2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization. Such right shall be a contract right and as such shall run to the benefit of

any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article SEVENTH is in effect. Any repeal or amendment of this Article SEVENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the
Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article SEVENTH. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within
30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under Delaware Law, but the burden of proving such defense shall be on the
Corporation. Neither the failure of the Corporation (including its Board of
Directors or any committee thereof or independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

         The Corporation may additionally indemnify, to the fullest extent permitted by law, any employee or agent of the Corporation who is not a director or officer of the Corporation in respect of service to the Corporation or to another entity at the request of the Corporation to the extent that the Board of
Directors at any time designates any such person as entitled to the benefits of this Article SEVENTH.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out

of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Delaware Law.

         EIGHTH: Right to Amend. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under Article SIXTH and SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         NINTH: Section 203 Opt-Out. The Corporation expressly elects not to be governed by Section 203 of the Delaware Law.

         TENTH: Hart-Scott-Rodino Act. Notwithstanding any provision herein to the contrary, in connection with any acquisition of Common Stock (and/or any other voting securities of the Corporation) as to which the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended (the "HSR Act"), would, but for this paragraph, be applicable, any person or entity (as defined under the HSR
Act) acquiring such Common Stock (and/or other voting securities of the
Corporation) shall have no right to vote such Common Stock or voting securities until such person or entity has complied with the filing and waiting period requirements of the HSR Act.

         ELEVENTH: Renouncement of Business Opportunities. The Corporation
hereby acknowledges and agrees that, notwithstanding any other provision of this
Amended and Restated Certificate of Incorporation:

         (a) nothing herein shall in any way limit or be construed as limiting the ability of any member of the Board of Directors or any Affiliate thereof
(each, an "Unlimited Party") to, and such Unlimited Parties may, in the past, present or future, carry out and engage in any and all activities associated with any business, including, without limitation, principal investments and underwriting (including investments in and underwriting investments of private equity of the Unlimited Parties or of other entities directly or indirectly involved in any aspect of the oil and gas exploration and production business or industry or the energy equipment or services business or industry, including, without limitation, direct competitors of the Corporation), trading, brokerage, agency, financing, derivatives, foreign exchange and asset management activities, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of entities that may directly or indirectly compete with any or all of the business of the Corporation (the "Other Companies"); and (ii)
provide financial advice to the Other Companies;

         (b) the Unlimited Parties may have information that may be of interest or value to the Corporation (the "Information") regarding various matters, including, without limitation, (i) each Unlimited Party's products, plans, services and technology, and plans and strategies relating thereto, (ii) current and future investments each

Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, any Other Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without, limitation, any Other Companies. The
Corporation agrees that the Unlimited Parties shall have no duty to disclose any
Information to the Corporation or permit the Corporation to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Corporation if it were aware of such Information;

         (c) without limiting the foregoing, the doctrine of corporate opportunity shall not apply with respect to the Corporation, and (A) the
Unlimited Parties shall have no obligation to refrain from (i) engaging in any business opportunity, transaction or other matter that involves any aspect of the oil and gas exploration and production business or industry or the energy equipment or services business or industry or otherwise developing, marketing or using any products or services that compete, directly or indirectly, with those of the Corporation (whether presently existing or arising in the future) (an
"Other Business"), (ii) investing or owning any interest publicly or privately in, entering into any venture, agreement or arrangement with, or developing a business relationship or strategic relationship with, any entity engaged in any
Other Business, (iii) doing business with any client or customer of the
Corporation or (iv) employing or otherwise engaging a former officer or employee of the Corporation; (B) neither the Corporation nor any Unlimited Party shall have any right in or to, or to be offered any opportunity to participate or invest in, any Other Business engaged or to be engaged in by any Unlimited Party or any right in or to any income or profits therefrom; and (C) no Unlimited
Party shall have any duty to communicate or offer to the Corporation any opportunity to participate or invest in, or any income or profits derived from, any Other Business engaged in by such Unlimited Party; and

         (d) the Corporation expressly authorizes and consents to the involvement of each Unlimited Party in any Other Business and expressly waives, to the fullest extent permitted by applicable law, any right to assert any claim that any such involvement breaches any duty owed to the Corporation or to any stockholder of the Corporation or to assert that such involvement constitutes a conflict of interest by such Unlimited Party with respect to the Corporation or any of its subsidiaries or any stockholder; and nothing contained herein shall limit, prohibit or restrict any designee serving on the Corporation's Board of
Directors from serving on the board of directors or other governing body or committee of any Other Companies.

         Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to the provisions of this Article ELEVENTH.

         As used in this Article ELEVENTH, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of
1934, as amended.

          TWELFTH: Amendments. Notwithstanding any other provisions of this
Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of
Incorporation, the affirmative vote of the holders of not less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Articles FIFTH, SIXTH, SEVENTH or ELEVENTH or this Article
TWELFTH.

         IN WITNESS WHEREOF, the undersigned has signed this Amended and
Restated Certificate of Incorporation this ___ day of __________, 2005.

                                    ____________________________________________
                                    Name:  Christopher D. Strong
                                    Title: President and Chief Executive Officer